UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2008

Website Pros, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(904) 680-6600

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

     2008 Salary Information for Named Executive Officers

     On February 20, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Website Pros, Inc. (the “Company”) approved 2008 annual base salaries for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission).  The 2008 annual base salaries were effective February 25, 2008.  The 2008 annual base salaries for the named executive officers are set forth on Exhibit 10.13 to this Current Report on Form 8-K.

     Payment of 2007 Named Executive Officer Bonuses

     On February 20, 2008, the Compensation Committee approved cash bonus payments for 2007 to be paid to the Company’s named executive officers.  The payments were based on the Compensation Committee’s evaluation of certain individual and corporate performance objectives achieved during fiscal 2007.  Bonus information for the named executive officers is set forth on Exhibit 10.13 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

     10.13 Compensation Information for Named Executive Officers +

+	Indicates management contract or compensatory plan.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSITE PROS, INC.
(Registrant)

Date: February 26, 2008
/s/ Matthew P. McClure
Matthew P. McClure, Assistant Secretary

INDEX OF EXHIBITS

Exhibit
No.	Description
10.13	Compensation Information for Named Executive Officers+

+	Indicates management contract or compensatory plan.